Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(395,021)
Unrealized Gain (Loss) on Market Value of Futures	(370,760)
Dividend Income	964
Interest Income	3,761
Total Income (Loss)	$(761,056)

Expenses
Sponsor Management Fees	$3,583
Brokerage Commissions	1,951
Total Expenses	$5,534
Net Income (Loss)	$(766,590)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$5,501,747
Net Income (Loss)	(766,590)

Net Asset Value End of Month	$4,735,157
Net Asset Value Per Share (100,040 Shares)	$47.33

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$183,421
Unrealized Gain (Loss) on Market Value of Futures	(33,320)
Dividend Income	554
Interest Income	750
Total Income (Loss)	$151,405

Expenses
Sponsor Management Fees	$1,079
Brokerage Commissions	673
Total Expenses	$1,752
Net Income (Loss)	$149,653

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$1,343,228
Net Income (Loss)	149,653

Net Asset Value End of Month	$1,492,881
Net Asset Value Per Share (150,040 Shares)	$9.95

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(211,600)
Unrealized Gain (Loss) on Market Value of Futures	(404,080)
Dividend Income	1,518
Interest Income	4,511
Total Income (Loss)	$(609,651)

Expenses
Sponsor Management Fees	$4,662
Brokerage Commissions	2,624
Total Expenses	$7,286
Net Income (Loss)	$(616,937)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$6,844,975
Net Income (Loss)	(616,937)

Net Asset Value End of Month	$6,228,038

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612